Exhibit 10.1

Labour Contract

Party A: [  ]

Party B: [  ]

ID number: [  ]

Date of signature: [  ]

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and relevant laws and regulations, Party A and Party B have signed this contract on an equal and voluntary basis and through consultation, and jointly abide by the terms and conditions set out in this contract.

Basic Information of the Parties to the Labor Contract

Article 1 :Party A [  ]

Legal representative(principal responsible person) or entrusted agent [  ]

Registered Address: [  ]

Business Address: [  ]

Article 2: Gender of Party B

Resident ID number: [  ]

Or other valid certificate name: [  ]

Certificate number: [  ]

Address in Beijing: [  ] Postal Code: [  ]

Location of account: [  ]

Provincial street(township): [  ]

Emergency Contact: [  ]

Contact Number: [  ]

Duration of the Labour contract

Article 3 :This Contract shall be a fixed term labor contract.

Fixed duration: from date of year to date.

The probationary period is one month, and the probationary period starts from the day of the year and ends on the day of the year.

III. Post, location, content

Article 4: Party B shall, according to the needs of Party A’s work, hold [  ]departmental posts(jobs).

Article 5 :according to the work characteristics of Party A’s position(type of work), Party B’s work area or work place is.

Article 6 :party a is sure to adjust party B’s work content and place of work at any time because of the need for work and management, and party B is willing to obey the adjustment.

Party B shall perform the following duties:

Party B agrees to undertake corresponding duties and responsibilities in accordance with the relevant provisions of the Company’s business management.

Other work objectives and duties to be performed in accordance with the requirements of the company’s rules and regulations, and the work deployment of its superiors.

Party B shall, during the term of employment, make its best efforts to devote all its working time, attention and energy to the performance of its duties under this Agreement. And strictly in accordance with the terms and conditions agreed upon in this agreement and the management and instructions of their superiors to perform their duties. Party B shall not engage in any business activity which conflicts with Party A’s duties under this Agreement during the employment period, whether or not Party B obtains profits, profits or other benefits from such activities.

Party B undertakes to be fully aware of, understand and abide by the company’s rules and regulations, including, but not limited to, relevant business management requirements, confidentiality and non-competition requirements.

Party B shall not be employed by any other unit or economic organization without the prior written consent of Party A.

Working hours and rest and vacation

Article 8 :Party A shall arrange for Party B to perform the standard working hours system, that is, 8 hours per day, 5 days per week, and weekly rest days on Saturdays and Sundays.

Article 9 :Party A shall safeguard Party B’s right to rest and vacation according to law, and arrange rest and vacation according to the laws and regulations of the country and Party A’s regulations; Party B shall go through the leave procedures according to the relevant leave or attendance system stipulated by Party A and enjoy the leave.

Remuneration for work

Article 10: Party A shall pay Party B’s salary for the previous January in the form of currency 10 days a month, in RMB, and the monthly wage shall be composed of basic salary + post salary + performance salary, in accordance with the “Personnel Remuneration and Performance Evaluation Management System”. The salary of Party B during the probationary period is 80 % of the salary.

Article 11: If Party A needs Party B to extend his working hours or work overtime on rest days or legal holidays due to work needs, Party B shall obey Party A.

Party A shall, in accordance with the provisions of the Labor Law, first arrange for Party B to make up the rest, and pay overtime wages when he can not make up the rest, in order to guarantee Party B’s legal rights and interests. Party B shall obtain the approval of the department head for overtime work, otherwise it shall not be regarded as overtime work.

Article 12: During the period of employment, according to the company’s compensation management system, the company will pay Party B’s remuneration in accordance with Party B’s position and duties and in combination with performance evaluation. Party A May negotiate with Party B 30 days in advance according to the needs of the company’s operation, adjust Party B’s position and duties according to the performance of the work, and adjust the remuneration accordingly.

Article 13: If Party B offers to leave the service during the validity period of the contract or is dismissed due to incompetence, Party A shall calculate the basic salary according to the actual attendance date of Party B in the current month and shall no longer enjoy the benefits and performance bonuses other than those stipulated by the State.

Social insurance and welfare benefits

Article 14: Party B shall enjoy the benefits provided for it by Party A. The benefits include: statutory benefits and items specified by Party A in the welfare system. If the company is unable to handle the above benefits due to Party B, Party B shall bear the losses and Party A shall not bear any liability.

Article 15 :Both Party A and Party B shall participate in social insurance in accordance with the provisions of the State and Beijing Municipality. Party A shall handle the relevant social insurance procedures for Party B and undertake the corresponding social insurance obligations.

VII. Labor Protection, Working Conditions and Protection against Occupational Hazards

Article 16: Party A shall provide Party B with the necessary working conditions and labor protection, and establish and improve the production process, operating procedures, work standard and labor safety and health system. Party B shall strictly observe this.

Article 17 :Party A shall, in accordance with the relevant regulations of the State, provinces and localities, do a good job in labor protection and health care for female employees.

Article 18 :Party B shall have the right to refuse Party A’s illegal command and order Party A to take risks, and shall have the right to criticize Party A and its management personnel for disregard of Party B’s life safety and physical health, and to report and sue Party A to the relevant departments.

Article 19: Where Party B suffers from occupational disease, is injured at work or dies at work, the relevant provisions of the State and the province(city) shall apply.

VIII. Performance and variation of contracts

Article 20 :Party B shall strictly abide by the laws and regulations of the State and the rules and regulations expressly stated by Party A, and abide by the operating rules and work standards for production safety; Take good care of Party A’s property and abide by professional ethics; Actively participate in the training organized by Party A, improve ideological awareness and vocational skills, and fully fulfill the terms and conditions set out in this contract.

Article 21: in the course of the performance of this contract, party a May, in accordance with the needs of management, formulate new rules and regulations according to law, or may amend the original rules and regulations. If the contract agreement is inconsistent with the newly amended or newly formulated rules and regulations, Party B agrees to comply with Party A’s newly revised or newly formulated rules and regulations.

Article 22: Any party shall notify the other party in writing of any request for modification of the relevant contents of the contract.

Article 23: During the performance of this contract, Party A and Party B agree to modify the relevant contents of this contract and sign a contract modification letter if:

1, Major changes have taken place in the national laws, regulations and other laws on which the contract is based;

2, The objective circumstances on which the contract is based have changed(e.g. Party A’s place of work, business conditions, organizational structure and personnel structure, Party B’s work performance, knowledge and skills, management level, physical condition equal to the work requirements are not suitable, etc..) This contract can not be performed;

3, this contract agreed upon other changes to the terms and conditions.

Termination and termination of contracts

Article 24 :Both Party A and Party B shall cancel or terminate the labor contract in accordance with the Labor Contract Law of the People’s Republic of China and the relevant provisions of the State and Beijing Municipality.

Article 25: This contract shall be automatically terminated under the following circumstances:

1, if the term of this agreement expires, the two parties have not reached an agreement on the renewal;

2, Party B retired or died;

3, negotiate the lifting, A B

Article 26: Party B shall terminate this contract

Party B may request Party A to resign, but Party A must be notified in writing 30 days in advance. At this time, Party A is not obliged to pay any form of economic compensation. If Party B does not resign from the company 30 days in advance or leaves the company without authorization, Party B will pay his monthly salary after the completion of the work of Party B. Party A shall have the right not to pay his wages and benefits during the period of absence. Party A must notify the other party 3 days in advance before the labor contract can be terminated.

Article 27: Party A May terminate this contract at any time under the following circumstances, and Party A shall not undertake any financial compensation.

1, Party B absent from work at least one time during the probation period;

2, Party B encroaches on, misappropriates, misappropriates or steals public or private financial value exceeding 200 yuan;

3, Party B is in serious violation of Party A’s rules and regulations, labor discipline and employee manual, and may cancel the labor contract according to Party A’s regulations;

4, If Party B uses the work to profit for an individual or a third person and causes direct or indirect losses to Party A and Party A’s customers, Any behavior that violates professional ethics(such as: unauthorized access to Party A’s internal system and Party A’s client system for illegal operations, theft, etc.);

5, Party B shall directly or indirectly engage in part-time work with Party A or work for another person directly or indirectly, which will have an impact on the completion of Party A’s work tasks; During the term of office, directly or indirectly introduce and recommend Party A’s competitors to Party A’s employees;

6, The personal data provided by Party B to Party A at the time of application are found to be false, including but not limited to: separation certificate, identity certificate, household registration certificate, academic qualification certificate, medical examination certificate, qualification certificate, personal resume, work experience, etc.;

7, Party B practices fraud when applying for leave, handling welfare benefits or reimbursing expenses;

8, Party B serious dereliction of duty, fraud, causing major damage to Party A;

9, Party B was investigated for criminal responsibility according to law;

10, Party B violates the confidentiality obligations stipulated in the Confidentiality Agreement and fails to perform or does not properly perform the obligations of confidentiality.

11, Other circumstances causing damage to Party A. (If it Denigrates the reputation and reputation of Party A, causing adverse effects or serious consequences)

11, by means of fraud, coercion or taking advantage of the danger of others, so that Party A concludes or modifies the labor contract against the true intention.

Article 28: Party A May terminate this Contract under the following circumstances, provided that Party A shall notify Party B in writing within 30 days in advance or pay one month’s salary in lieu of the 30-day notice period:

1, Party B is not able to perform the work stipulated in this contract after the expiration of the prescribed period of medical treatment, nor can he perform the work arranged by Party A otherwise;

2, Party B is not competent for the annual assessment and is still not competent for the work after training or adjustment of the post;

The objective circumstances on which this contract is based have changed so greatly that the contract can not be performed and no agreement can be reached on changing this contract after consultation between the two parties

Article 29: Under any of the following circumstances, Party A May, after fulfilling the prescribed procedures, reduce personnel and pay financial compensation in accordance with the provisions:

1, Party A carries out reorganization in accordance with the provisions of the bankruptcy law of the enterprise;

2, Party A has serious difficulties in production and operation;

3, Party A changes production, major technical innovation or management mode adjustment;

Other major changes in the objective economic conditions on which the labor contract is based have prevented the performance of this contract.

Article 30: Termination of contracts

This contract shall be terminated at the expiration of this contract or upon the appearance of statutory termination conditions.

Where this contract is terminated under any of the following circumstances, Party A shall pay financial compensation to Party B in accordance with the provisions:

1, Party A is declared bankrupt according to law;

2, Party A has been revoked its business license, ordered to close down or revoke it, or Party A has decided to dissolve it in advance;

3, other circumstances prescribed by laws and administrative regulations.

Article 31: Procedures for the cancellation or termination of a contract

Party A shall, upon cancellation or termination of the labor contract, issue a certificate of cancellation or termination of the labor contract, and shall, within 15 days, go through the procedures for the transfer of files and social insurance relations for Party B.

During the period of the labor contract, Party A shall make a notice of dismissal for Party B’s dismissal. Party A may take the form of registered letter or EMS. Deliver the notice to the registered address or identity card address, or emergency contact address. The date of delivery shall be the date of dispatch. In order to express Party A’s willingness to terminate the labor contract, Party A has fulfilled the notification obligation.

After the termination of the labor contract, Party B shall handle the transfer of work in accordance with the provisions and requirements of the company. The work transfer includes, but is not limited to, according to the handover list provided by Party A, all articles and materials belonging to Party A, used or kept by Party B, etc., which belong to Party A or should be returned to Party A, and handed over to Party A’s designated personnel. Party B shall, in accordance with Party A’s relevant provisions and requirements, cooperate with Party A in the timely conduct of the exit audit.

The transfer formalities shall be handled in person, and the handover form shall be filled in at the time of transfer, and the property of Party A in custody and the matters handled shall be itemized and handed over to the recipients of the corresponding departments. After the handover, the corresponding department manager will sign and confirm the corresponding office of the “Separation Transfer Form”.

After the transfer procedure is completed, it is submitted to the general manager for approval, and then together with the “Staff Separation Application Form” or “Termination Notice” is sent to the administrative personnel department for custody. The administrative personnel department handles the separation procedures accordingly. The finance department accounts for wages and compensation.

After the departure of Party B, the wages and compensation for the last month shall be paid on the monthly payday of Yuci, except for special approval by the general manager.

Article 32: Under any of the following circumstances, Party B shall pay compensation for breach of contract upon cancellation or termination of the contract:

Party B refuses to complete the transfer of work according to Party A’s regulations and requirements. Party A has the right to truthfully state Party B’s refusal to perform the obligations in the certificate of cancellation or termination of the labor contract, and has the right to recover the losses from Party B.

If Party B leaves office without authorization, Party A shall have the right not to pay his wages and benefits during his absence from office, and according to the law, Party B shall compensate the following losses:

1, the fees paid by Party A to recruit Party B;

2, The training expenses paid by Party A for Party B shall be handled in accordance with other stipulations;

3, direct economic losses to production, management and work;

4, other compensation expenses as stipulated in the labor contract.

If Party B owes Party A any money or contract, or Party B cancels the labor contract in violation of the conditions stipulated in the contract, causing Party A any economic losses, Party B shall be liable for compensation in accordance with the provisions of laws and regulations and the contract. Party A shall have the right to make relevant deductions from the wages, bonuses, allowances, subsidies, etc. of the employees(including not limited to this). If the deduction is not sufficient, party A shall still have the right to recover the remaining part from party B.

Conciliation and arbitration

Article 33: If a dispute arises between the two parties in the performance of this contract, they may first settle the dispute through consultation; If he is unwilling or unable to negotiate, he may apply to the labor dispute mediation agency of Party A for mediation; Where mediation is not effective, it may directly apply to the Labour dispute arbitration committee for arbitration. If he refuses to accept the arbitration award, he may bring a lawsuit to the people’s court within the statutory time limit.

Other agreed matters

Article 34: Party B shall abide by Party A’s rules and regulations, including, but not limited to, various management systems, codes of conduct, employee manuals, post duties, training agreements, confidentiality agreements, safety standards, etc., which are the main annexes to the contract and their validity is equal to the terms of the contract.

Article 35: matters not covered by this contract shall be handled in accordance with the relevant policies of the state and local governments. If, during the term of the contract, the terms of this contract conflict with the new provisions on labor administration of the state or province, the new provisions shall apply.

Article 36: The following documents shall be attachments to this Contract and shall have the same effect as this Contract:

1, “Staff Code of Conduct”

Human Resources Management System

2, “Personnel Remuneration and Performance Assessment Management System”

Other Sector Management System

Article 37: There shall be a change part of this contract, which shall prevail after the change.

Article 38: This contract shall enter into force on the date of signature or seal by both parties in duplicate, and Party A shall hold one copy and Party B shall hold one copy.

(No text below)

Party A:[ ]	Party B(hand-print):[ ]

(signature) Signed by	(signature) Signed by [ ]
Date of signature:[ ]

Date of signature:[ ]

Change of labour contract

After consultation between Party A and Party B, the following changes to this contract shall be made:

Party A(official seal):	Party B:

Legal person/authorized representative:

(signature) Signed by